Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated January 27, 2010 of Morgan Stanley Prime Income Trust, which is incorporated by reference into the Proxy Statement/Prospectus included in this Registration Statement on Form N-14 (the “Registration Statement”) of the Invesco Van Kampen Senior Loan Fund (the “Registrant”).
We also consent to the reference to our report dated November 25, 2009, relating to the financial statements and financial highlights of Morgan Stanley Prime Income Trust for the year ended September 30, 2009, which reference appears in the audited financial statements dated September 30, 2010 of Invesco Prime Income Trust that are incorporated by reference in the Statement of Additional Information included in the Registration Statement. We also consent to the incorporation by reference of such foregoing report dated November 25, 2009, in the Statement of Additional Information dated January 29, 2010 of Morgan Stanley Prime Income Trust, which in turn is incorporated by reference into the Statement of Additional Information included in the Registration Statement of the Registrant.
/s/ Deloitte & Touche LLP
New York, New York
December 20, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us as “the Fund’s former independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectus dated November 29, 2010 of the Invesco Van Kampen Senior Loan Fund, which is incorporated by reference into the Proxy Statement/Prospectus included in the Registration Statement on Form N-14 (the “Registration Statement”) of the Invesco Van Kampen Senior Loan Fund.
We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 22, 2009, relating to the statement of changes in net assets and financial highlights of Van Kampen Senior Loan Fund for the year ended July 31, 2009. Such report is referenced in the audited financial statements dated July 31, 2010 of the Invesco Van Kampen Senior Loan Fund, which are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 22, 2010